EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Tuesday November 4, 2003

CLAYTON WILLIAMS ENERGY, INC ANNOUNCES
THIRD QUARTER EARNINGS

Midland, Texas, November 4, 2003 – Clayton Williams Energy, Inc.  (NASDAQ–NMS:CWEI) today reported net income for the third quarter of 2003 of $7.6 million, or $.79 per share, as compared to a net loss of $970,000, or $.10 per share, for the third quarter of 2002.  Cash flow from operations was $29.2 million compared to $5.5 million during the same period in 2002.

For the nine months ended September 30, 2003, the Company reported net income of $30.2 million, or $3.19 per share, compared to a net loss of $2.6 million, or $.29 per share, for the same period in 2002.  Cash flow from operations during the first nine months of 2003 was $98.8 million compared to $20.2 million in 2002.

A 58% increase in gas prices and higher gas production were the main contributors to the increase in earnings for the current quarter.  For the third quarter 2003, oil and gas sales increased 71% to $38 million, as compared to $22.2 million in 2002.  Realized gas prices increased from $2.80 to $4.41, and oil prices increased 17% from $23.52 to $27.53.  The 2003 prices include realized net losses on hedging transactions totaling $3.1 million, or $.43 per Mcf of gas and $1.42 per Bbl of oil, as compared to net hedging losses of $2.6 million, or $.23 per Mcf of gas and $3.97 per Bbl of oil, for the same period in 2002.

Gas production for the third quarter increased 31% to 5.8 Bcf, or 63,293 Mcf per day, from 4.4 Bcf, or 48,217 Mcf per day, in 2002.  This increase was derived primarily from the Cotton Valley Reef Complex and from South Louisiana. Oil and natural gas liquids (NGL) production for the 2003 quarter remained relatively consistent compared to 2002.

Abandonments and impairments totaled $4 million for the third quarter of 2003, as compared to $6.6 million in 2002.  Included in the 2003 period were $1.9 million of costs related to prospects in Plaquemines Parish, Louisiana and $1.4 million related to the Cotton Valley Reef Complex.

More .. . . .

The Company will host a conference call to discuss the results and other forward-looking items on Wednesday, November 5th at 1:30 p.m. CT (2:30 p.m. ET).  The dial-in conference number is:  800-299-8538, passcode 78102099.  The replay will be available for one week at 888-286-8010, passcode 27348831.

To access the Internet webcast, please go to the Company’s website at www.claytonwilliams.com, and click on “Live Webcast”.  Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy, and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

Contact:

Lajuanda Holder	Mel G. Riggs

Director of Investor Relations

Chief Financial Officer

(432) 688-3419	(432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
REVENUES
Oil and gas sales	$38,039	$22,227	$129,785	$59,642
Natural gas services	2,202	1,151	6,504	3,768
Total revenues	40,241	23,378	136,289	63,410

COSTS AND EXPENSES
Lease operations	7,227	5,103	21,477	15,123
Exploration:
Abandonments and impairments	3,953	6,565	17,347	15,308
Seismic and other	1,481	2,242	5,445	5,852
Natural gas services	2,075	1,115	6,064	3,290
Depreciation, depletion and amortization	10,055	7,646	31,279	21,472
Impairment of property and equipment	170	—	170	—
Accretion of abandonment obligations	171 (a)	—	477 (a)	—
General and administrative	2,039	2,076	6,969	5,899
Total costs and expenses	27,171	24,747	89,228	66,944
Operating income (loss)	13,070	(1,369)	47,061	(3,534)

OTHER INCOME (EXPENSE)
Interest expense	(697)	(1,082)	(2,550)	(2,934)
Gain (loss) on sales of property and equipment	(12)	14	201	83
Change in fair value of derivatives	412	(428)	1,154	(1,088)
Other	(1,239)	55	(1,356)	1,760
Total other income (expense)	(1,536)	(1,441)	(2,551)	(2,179)

Income (loss) before income taxes	11,534	(2,810)	44,510	(5,713)
Income tax expense (benefit)	3,980	(644)	14,524	(1,742)
Income (loss) from continuing operations	7,554	(2,166)	29,986	(3,971)
Cumulative effect of accounting change, net of tax	—	—	207 (a)	—
Income from discontinued operations, net of tax	— (a)	1,196 (b)	—	1,335 (b)
NET INCOME (LOSS)	$7,554	$(970)	$30,193	$(2,636)

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.81	$(0.23)	$3.22	$(0.43)
Net income (loss)	$0.81	$(0.10)	$3.24	$(0.29)

Diluted:
Income (loss) from continuing operations	$0.79	$(0.23)	$3.17	$(0.43)
Net income (loss)	$0.79	$(0.10)	$3.19	$(0.29)

Weighted average common shares outstanding:
Basic	9,330	9,255	9,318	9,231
Diluted	9,565	9,255	9,463	9,231

Total comprehensive income (loss)	$14,105	$(4,664)	$36,744	$(13,030)

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2003	December 31, 2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,706	$5,676
Accounts receivable:
Oil and gas sales, net	16,461	14,426
Joint interest and other, net	2,441	3,714
Affiliates	318	223
Inventory	1,332	2,141
Deferred income taxes	738	524
Fair value of derivatives	498	—
Prepaids and other	2,427	5,215
	34,921	31,919
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	648,088	617,320
Natural gas gathering and processing systems	16,708	16,203
Other	12,208	11,918
	677,004	645,441
Less accumulated depreciation, depletion and amortization	(495,093)	(466,815)
Property and equipment, net	181,911	178,626
OTHER ASSETS
Deferred income taxes	—	6,594
Investments and other	2,325	1,853
	2,325	8,447

	$219,157	$218,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$19,284	$22,440
Oil and gas sales	10,275	8,274
Affiliates	1,139	1,257
Current maturites of long-term debt	1,303	—
Fair value of derivatives	2,308	12,917
Accrued liabilities and other	2,972	5,874
	37,281	50,762

NON-CURRENT LIABILITIES
Long-term debt	54,453	94,949
Deferred income taxes	11,085	—
Fair value of derivatives	48	—
Other	9,831	4,500
	75,417	99,449

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	935	928
Additional paid-in capital	73,714	72,787
Retained earnings	33,209	3,016
Accumulated other comprehensive income (loss)	(1,399)	(7,950)
	106,459	68,781

	$219,157	$218,992

CLAYTON WILLIAMS ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,554	$(970)	$30,193	$(2,636)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	10,055	7,646	31,279	21,472
Exploration costs	3,953	6,565	17,347	15,308
Gain on sales of property and equipment	12	(14)	(201)	(83)
Deferred income taxes	3,980	(644)	14,524	(1,742)
Non-cash employee compensation	32	(178)	379	(247)
Change in fair value of derivatives	(756)	782	(981)	1,185
Accretion of abandonment obligations	171	—	477	—
Cumulative effect of accounting change, net of tax	—	—	(207)	—
Non-cash effect of discontinued operations, net of tax	170	(1,196)	170	(1,029)
Other	128	141	359	764

Changes in operating working capital:
Accounts receivable	3,668	(2,502)	(857)	(4,182)
Accounts payable	(4,454)	(279)	5,551	(3,405)
Other	4,653	(3,812)	812	(5,229)
Net cash provided by operating activities	29,166	5,539	98,845	20,176

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(13,694)	(24,668)	(49,931)	(58,635)
Proceeds from sales of property and equipment	(13)	3,200	236	7,325
Other	(95)	(36)	(407)	(105)
Net cash used in investing activities	(13,802)	(21,504)	(50,102)	(51,415)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	9,940	—	31,940
Repayments of long-term debt	(20,515)	—	(43,956)	—
Proceeds from sale of common stock	139	36	243	36
Repurchase and cancellation of common stock	—	—	—	(648)
Net cash provided by financing activities	(20,376)	9,976	(43,713)	31,328

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,012)	(5,989)	5,030	89

CASH AND CASH EQUIVALENTS
Beginning of period	15,718	8,934	5,676	2,856

End of period	$10,706	$2,945	$10,706	$2,945

Clayton Williams Energy, Inc.

Summary Production and Price Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Average Daily Production:
Natural Gas (Mcf):
Austin Chalk (Trend)	3,294	2,923	3,726	3,580
Cotton Valley Reef Complex	38,152	29,831	46,081	24,963
Louisiana	17,516	9,948	18,415	5,529
New Mexico / West Texas	1,877	1,727	1,778	1,795
Other	2,454	3,788	2,326	3,778
Total	63,293	48,217	72,326	39,645

Oil (Bbls):
Austin Chalk (Trend)	2,825	3,195	2,821	3,468
Louisiana	541	283	598	152
New Mexico / West Texas	726	685	720	753
Other	125	54	84	45
Total	4,217	4,217	4,223	4,418

Natural gas liquids (Bbls):
Austin Chalk (Trend)	437	500	283	482
New Mexico / West Texas	247	130	183	140
Other	207	11	168	8
Total	891	641	634	630

Total Production:
Natural Gas (MMcf)	5,823	4,436	19,745	10,823
Oil (MBbls)	388	388	1,153	1,206
Natural gas liquids (MBbls)	82	59	173	172
Gas Equivalents (MMcfe)	8,643	7,118	27,701	19,091

Average Realized Prices:
Gas ($/Mcf):
Before hedging	$4.84	$3.03	$5.52	$2.85
Hedging gain (loss)	(0.43)	(0.23)	(0.76)	(0.02)
Combined	$4.41	$2.80	$4.76	$2.83

Oil ($/Bbl):
Before hedging	$28.95	$27.49	$29.93	$23.99
Hedging gain (loss)	(1.42)	(3.97)	(2.45)	(1.95)
Combined	$27.53	$23.52	$27.48	$22.04

Natural gas liquids ($/Bbl)	$19.96	$13.42	$21.05	$12.78

CLAYTON WILLIAMS ENERGY, INC.

Notes to tables and supplemental information

(a)          Effective January 2003, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations”.

(b)         Pursuant to the requirements of SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets”, the historical operating results from the Wharton County properties, sold in 2002, have been reported as discontinued operations.  Certain adjustments have been made to conform with current period presentations.

Certain reclassifications in 2002 have been made to conform to current period presentations.